Exhibit 10.2

Execution Version

July 8, 2021

Bullish

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Re: Lock-Up Agreement for Company Shares

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with that certain Business Combination Agreement (as may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) entered into by and among Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company (the “Company”), Far Peak Acquisition Corporation, a Cayman Islands exempted company (“Purchaser”), BMC 1, a Cayman Islands exempted company (“Merger Sub 1”) and BMC 2, a Cayman Islands exempted company (“Merger Sub 2”), pursuant to which, among other things, Purchaser will be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and a wholly owned subsidiary of Pubco, and Merger Sub 2 will be merged with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Pubco.

In order to induce Pubco to proceed with the Mergers (as defined in the Business Combination Agreement) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, block.one (the “Shareholder”) hereby agrees with Pubco as follows:

1.

Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the board of directors of Pubco, (i) sell, offer to sell, contract or agree to sell, assign, lend, offer, encumber, donate, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of Class B Ordinary Shares, par value $0.00001 per share, of Pubco (the “Class B Ordinary Shares”), any Class A Ordinary Shares, par value $0.00001 per share, of Pubco (the “Class A Ordinary Shares”) received upon conversion of Class B Ordinary Shares, any Class A Ordinary Shares received upon settlement of restricted share units, any Class A Ordinary Shares issuable upon the exercise of options to purchase Class A Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Class B Ordinary Shares, in each case, held by it immediately after the Acquisition Merger Effective Time (as defined in the Business Combination Agreement) (the “Lock-up Shares”) and for the avoidance of doubt, the Lock-up Shares shall not include any Class A Ordinary Shares that the Shareholder will acquire by virtue of the Acquisition Merger pursuant to the Business Combination Agreement, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until 180 days after the Acquisition Closing Date (as defined in the Business Combination Agreement) (the “Lock-Up Period”).

2.	The restrictions set forth in paragraph 1 shall not apply to:

(i)

(A) to another entity that is an affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners or shareholders of the undersigned via dividend or share repurchase;

(ii)	Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(iii)

Transfers of any Class B Ordinary Shares or other securities acquired as part of the PIPE Investment (as defined in the Business Combination Agreement) or issued in exchange for, or on conversion or exercise of, any securities issued as part of the PIPE Investment;

(iv)

transactions relating to Class B Ordinary Shares or other securities convertible into or exercisable or exchangeable for Class B Ordinary Shares acquired in open market transactions after the Acquisition Merger Effective Time;

(v)

the exercise of stock options or warrants to purchase Class A Ordinary Shares or Class B Ordinary Shares or the vesting of share awards of Class A Ordinary Shares or Class B Ordinary Shares and any related transfer of Class A Ordinary Shares or Class B Ordinary Shares to Pubco in connection therewith (a) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (b) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or share awards, or as a result of the vesting of such Class A Ordinary Shares or Class B Ordinary Shares, it being understood that all Class A Ordinary Shares or Class B Ordinary Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Letter Agreement during the Lock-Up Period;

(vi)

surrender of Class B Ordinary Shares or other securities convertible into or exercisable or exchangeable for Class B Ordinary Shares for cancellation pursuant to any contractual arrangement in effect at the Acquisition Merger Effective Time, including, without limitation, that certain Indemnification Agreement by and between Pubco and the Shareholders dated as of July 8, 2021;

(vii)

the entry, by the Shareholder, at any time after the Acquisition Merger Effective Time, of any trading plan providing for the sale of Class B Ordinary Shares by the Shareholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Class B Ordinary Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(viii)

transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of Pubco’s shareholders having the right to exchange their Class A Ordinary Shares and Class B Ordinary Shares for cash, securities or other property; and

(ix)

transactions to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, which change prevents the Mergers (as defined in the Business Combination Agreement) from qualifying as either a “reorganization” pursuant to Section 368(a) of the Code or a transaction governed by Section 351 of the Code (and the Mergers do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

provided, however, that (A) in the case of clauses (i) through (iii), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3.

The Lock-Up Period shall terminate upon the earlier of (i) 180 days after the Acquisition Closing Date, or (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the Acquisition Closing Date that results in all of the public shareholders of Pubco having the right to exchange their Class A Ordinary Shares and Class B Ordinary Shares for cash securities or other property.

4.

In furtherance of the foregoing, Pubco, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

5.

This Letter Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred herein or the documents or instrument referred to herein, which collectively supersedes all prior agreements and the understandings between the parties hereto with respect to the subject matter contained herein. This Letter Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the undersigned Shareholder and Pubco (and with respect to Pubco, only with the written consent of a majority of its directors, which shall include a majority of its independent directors).

6.

This Letter Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Letter Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other party and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

7.

This Letter Agreement and any action, proceeding, claim or dispute (whether in contract, tort or otherwise) (each, an “Action”) that may be based upon, arise out of or relate to this Letter Agreement or the negotiation, execution or performance hereof shall be governed by, construed and enforced in accordance with the laws (both substantive and procedural) of the State of Delaware, without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Letter Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Letter Agreement by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.

8.	This Letter Agreement shall become effective on the date hereof and terminate on the earlier of (i) the expiration of the Lock-up Period and (ii) the liquidation of Pubco.

[Signature pages follow]

Very truly yours,

block.one

Signature:	/s/ Kokuei Yuan

Name:	Kokuei Yuan

Title:	Director

[Signature Page to Lock-Up Agreement]

Acknowledged and agreed by:

Bullish

Signature:	/s/ Andrew Bliss

Name:	Andrew Bliss

Title:	Director

[Signature Page to Lock-Up Agreement]